UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material pursuant to §240.14a-12

NYMEX Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

TIME IS SHORT

PLEASE VOTE YOUR PROXY TODAY

REMINDER NOTICE

August 8, 2008

The Special Meeting of Stockholders of NYMEX Holdings, Inc. to be held on August 18, 2008 is only 10 days away. Our records indicate you still have not voted your proxy for this very important meeting. Please take one moment of your time today to vote each proxy card or voting instruction form you have received. Telephone and Internet voting represent a prompt and efficient way to cast your vote. See enclosed instructions.

IMPORTANT RECENT DEVELOPMENT

ISS Governance Services, a division of RiskMetrics Group, and Egan-Jones Proxy Services, two leading independent proxy advisory firms that issue recommendations to institutional investors, recommended that stockholders of NYMEX Holdings, Inc. vote “FOR” the merger proposal for the proposed merger with CME Group Inc.

In recommending that NYMEX shareholders vote to approve the acquisition, ISS stated that, “Based on our review of the terms of the transaction and…in particular the strategic rationale of the transaction, we believe that the merger agreement warrants shareholder support.”

Egan-Jones’ review centered on the strategic and financial aspects of the proposed transaction in the context of maximizing shareholder value.

The NYMEX Holdings board of directors recommends that the NYMEX Holdings stockholders vote “FOR” the adoption of the Amended Merger Agreement and the proposal to adjourn the special meeting of NYMEX Holdings stockholders, if necessary, to solicit additional proxies.

A MAJORITY OF THE SHARES OF NYMEX HOLDINGS COMMON STOCK OUTSTANDING MUST VOTE “FOR” THE ADOPTION OF THE AMENDED MERGER AGREEMENT IN ORDER TO APPROVE THE MERGER WITH CME GROUP. The failure to vote on the merger proposal is equivalent to a vote against the merger with CME Group. We urge you to vote your proxy or voting instruction form today.

We have enclosed a duplicate proxy card for your convenience. Please participate by voting your shares today by telephone, via the Internet, or please sign, date and return the enclosed proxy or voting instruction form in the postage-paid return envelope provided.

If you have any questions or need assistance voting your proxy, please call D. F. King & Co., Inc., which is assisting NYMEX Holdings, toll-free at 1-800-758-5378.

Thank you for voting and for your cooperation and continued support.

TIME IS SHORT. PLEASE VOTE YOUR PROXY TODAY.

YOUR VOTE IS IMPORTANT

Street name stockholders: please call the person responsible for your account at your bank, broker or custodian and provide instructions to vote your shares “FOR” the merger. Your bank, broker or custodian cannot vote your shares on the proposals unless it receives your specific instructions.

TIME IS SHORT

PLEASE VOTE YOUR PROXY TODAY

REMINDER NOTICE TO CLASS A MEMBERS

August 8, 2008

The Special Meeting of Class A Members of New York Mercantile Exchange, Inc. to be held on August 18, 2008 is only ten days away. We are writing you again because your vote is very important. Our most recent records indicate you have yet to vote your proxy.

75% VOTE REQUIREMENT

The approval of the NYMEX Amended Charter and the NYMEX Amended Bylaws requires the affirmative vote of the holders of 75% of the outstanding NYMEX Class A Memberships. The failure by NYMEX Class A Members to vote on the charter and bylaw proposals is equivalent to a vote against the NYMEX Amended Charter and the NYMEX Amended Bylaws.

IF YOU ARE A NYMEX HOLDINGS STOCKHOLDER AS WELL AS A NYMEX CLASS A MEMBER, IT IS IMPORTANT THAT YOU VOTE EACH PROXY CARD YOU HAVE RECEIVED. YOU MAY HAVE RECEIVED MULTIPLE PROXY CARDS OR VOTING INSTRUCTION FORMS BASED ON HOW YOU HOLD YOUR NYMEX HOLDINGS SHARES. IF YOU HOLD NYMEX HOLDINGS SHARES IN STREET NAME AT A BANK, BROKER OR CUSTODIAN, PLEASE CALL THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND PROVIDE VOTING INSTRUCTIONS FOR THIS IMPORTANT MEETING.

We have enclosed a duplicate BLUE proxy card for Class A Members and instructions for voting by telephone or Internet for your convenience. Please vote your proxy today by telephone, via the Internet, or please sign, date and return the enclosed proxy card in the postage-paid return envelope provided.

PLEASE VOTE TODAY

We urge you to vote your proxy today. We respectfully request your cooperation, support and response. If you have just recently returned your proxy, please accept our thanks for your participation.

If you have any questions or need assistance voting your proxy, please call D. F. King & Co., Inc., which is assisting NYMEX Holdings, toll-free at 1-800-758-5378.